                      Report of Independent Accountants on
                         Financial Statement Schedules

To the Board of Directors of
Loews Cineplex Entertainment Corporation

   Our audits of the consolidated financial statements referred to in our report dated April 30, 1999 appearing in the 1999 Annual Report to Shareholders of Loews Cineplex Entertainment Corporation (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedules listed in Item 14(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
April 30, 1999
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                                                                     SCHEDULE II

                    LOEWS CINEPLEX ENTERTAINMENT CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                          Balance  Additions
                                            at     (Charged             Balance
                                         Beginning    to     Deductions   at
                                            of     Costs and and Other  End of
                                          Period   Expenses)  Charges   Period
                                         --------- --------- ---------- -------
Year Ended February 28, 1999
 Reserve for net book value of property,
  equipment and leaseholds..............  $5,999    $4,800     $3,490   $7,309
 Reserve for other costs................  $3,797    $1,050     $  803   $4,044
Year Ended February 28, 1998
 Reserve for net book value of property,
  equipment and leaseholds..............  $3,979    $4,409     $2,389   $5,999
 Reserve for other costs................  $    0    $4,656     $  859   $3,797
Year Ended February 28, 1997
 Reserve for net book value of property,
  equipment and leaseholds..............  $4,663    $4,036     $4,720   $3,979

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